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                                                               Exhibit 10(viii)


                    RESCISSION AND MUTUAL RELEASE AGREEMENT


         THIS RESCISSION AND MUTUAL RELEASE AGREEMENT (this "Agreement") is made this 20th day of August, 2001 (the "Effective Date") by and between Stillwater Capital Advisors, LLC, a Delaware limited liability company ("Stillwater"), and FanZ Enterprises, Inc., a Delaware corporation ("FanZ");


          WHEREAS, Stillwater and FanZ executed an Engagement Letter dated January 1, 2001 (such letter and all amendments to such letter shall be referred to as the "Engagement Letter") pursuant to which Stillwater agreed to provide financial advisory services to FanZ in exchange for Five Hundred Thousand Dollars ($500,000); and

          WHEREAS, Stillwater and FanZ have agreed to rescind the Engagement Letter so as to expedite FanZ's public offering;

          NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth and for other good and valuable consideration received, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                   RESCISSION

         1.01 This Agreement shall constitute a rescission of the Engagement Letter and shall relieve the parties of any duties and obligations under the Engagement Letter, including, without limitation, the obligation to provide any services or pay any fees or other expenses under the Engagement Letter. As of the Effective Date, the parties shall treat the Engagement Letter as though it was never executed and it is hereby void ab initio. The parties shall forego and relinquish all rights and claims that they may have with respect to the Engagement Letter.

                                   ARTICLE II
                                   ----------

                         MUTUAL RELEASE AND SETTLEMENT

         2.01 Stillwater, on behalf of itself and any person or entity claiming by or in the right of Stillwater, including its members, does hereby forever release and discharge, with prejudice, FanZ, and its officers, directors, agents, partners, shareholders, unit holders, managers, members, trustees, executors, promoters, past and present employees, sureties, bonding companies, insurers, representatives, attorneys, affiliates, subsidiaries, parents, and the successors and assigns of all of them, jointly and severally, from (i) any and all of FanZ's obligations and duties, including the obligation to pay any fees or other expenses of Stillwater or its members arising out of, in connection with, relating to or concerning the Engagement Letter, and (ii) any and all claims, demands, causes of action, actions, lawsuits, obligations, liabilities or losses, costs, expenses, attorneys' fees, judgments, awards, or decrees, and damages in whatever character, nature or kind, including, but not limited to, actual damages and punitive damages, known or unknown, suspected or unsuspected, latent or patent, which now exist, or may heretofore have existed, whether at law or in equity, to the Effective Date, which arise, or grow out of, or are


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connected with, or which in any manner involve, concern or relate to
Stillwater's rights, duties and obligations under the Engagement Letter.

         2.02 FanZ, on behalf of itself and any other person or entity claiming by or in the right of FanZ, does hereby forever release and discharge, with prejudice, Stillwater and its officers, directors, agents, partners, shareholders, unit holders, managers, members, trustees, executors, promoters, past and present employees, sureties, bonding companies, insurers, representatives, attorneys, affiliates, subsidiaries, parents, and the successors and assigns of all of them, jointly and severally, from (i) any and all of Stillwater's duties and obligations arising out of, in connection with, relating to or concerning the Engagement Letter, and (ii) any and all claims, demands, causes of action, actions, lawsuits, obligations, liabilities or losses, costs, expenses, attorneys' fees, judgments, awards, or decrees, and damages in whatever character, nature or kind, including, but not limited to, actual damages and punitive damages, known or unknown, suspected or unsuspected, latent or patent, which now exist, or may heretofore have existed, whether at law or in equity, to the Effective Date, which arise, or grow out of, or are connected with, or which in any manner involve, concern or relate to FanZ's rights, duites and obligations under the Engagement Letter.

         2.03 These provisions shall not be deemed to be an admission or acknowledgment by any of the parties hereto of any liability to any of the other parties hereto or to any other person or entity.

         2.04 As a further inducement for this Agreement, each party expressly waives the provisions of any and all ordinances, statutes, rules, regulations, and/or common law principles and doctrines providing that a general release may not extend to claims which such party does not know or suspect to exist in such parties' favor at the time of executing the release, which if known by such party might have materially affected such parties settlement with the other. Each party acknowledges that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated claims, and/or losses, and/or damages, which are related to such party, as well as those which are specifically referred to herein, and each party hereby affirms that it has affixed its signature hereto voluntarily and of its own free will and accord.


                                  ARTICLE III
                                  -----------

                      ADDITIONAL AGREEMENT OF THE PARTIES

         3.01 From and after the Effective Date, the parties hereto shall from time to time, at the reasonable request of any other party and without further consideration, promptly do, execute and deliver, or promptly cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested to evidence and give effect to this Agreement.




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                                   ARTICLE IV
                                   ----------

                                    SURVIVAL

         4.01 All of the provisions in this Agreement or in any document or other instrument executed or delivered pursuant to or in connection with this Agreement shall, unless waived in writing, survive and continue in force and effect from and after the Effective Date.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS

         5.01 This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

         5.02 This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior negotiations and understandings, and there are no agreements other than those set forth, provided for or referred to herein or therein. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or compliance by any other party with any of the provisions of this Agreement only in a writing signed by the party to be charged. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

         5.03 This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.

         5.04 The article headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement.

         5.05 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.


STILLWATER                                   FANZ

Stillwater Capital Advisors, LLC             FanZ Enterprises, Inc.


By:   /s/ J. Roe Hitchcock                   By:   /s/ J. Roe Hitchcock
    -------------------------------             --------------------------------

Name:  J. Roe Hitchcock                      Name:     J. Roe Hitchcock
     ------------------------------               ------------------------------

Its:  Member                                 Its:  Chief Executive Officer
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